SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

FILED BY THE REGISTRANT ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to ss. 240.14a-12

CYBERONICS, INC.

(Name of Registrant as Specified In Its Charter)

THE COMMITTEE FOR CONCERNED CYBERONICS, INC. SHAREHOLDERS

METROPOLITAN CAPITAL ADVISORS, INC.

BEDFORD FALLS INVESTORS, L.P.

METROPOLITAN SPV, L.P.

METROPOLITAN SPV GP, L.L.C.

METROPOLITAN CAPITAL ADVISORS, L.P.

METROPOLITAN CAPITAL PARTNERS II, L.P.

KJ ADVISORS, INC.

METROPOLITAN CAPITAL ADVISORS INTERNATIONAL LIMITED

METROPOLITAN CAPITAL PARTNERS III, L.P.

METROPOLITAN CAPITAL III, INC.

METROPOLITAN CAPITAL ADVISORS SELECT FUND, L.P.

METROPOLITAN CAPITAL SELECT, L.L.C.

JEFFREY E. SCHWARZ

KAREN FINERMAN

ERIC J. NESTLER

ALFRED J. NOVAK

ARTHUR L. ROSENTHAL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

MCA SAYS MANAGEMENT CHANGES AT CYBERONICS LONG OVERDUE;

REMAINS COMMITTED TO PURSUING ELECTION OF NOMINEES TO BOARD;

SAYS CORPORATE GOVERNANCE REFORMS STILL NEEDED

New York, November 20, 2006 – Metropolitan Capital Advisors, Inc. (“MCA”) and The Committee for Concerned Cyberonics, Inc. Shareholders, which together with related parties own approximately 7.33% of the outstanding common stock of Cyberonics, Inc. (“Cyberonics” or the “Company” (Nasdaq: CYBX), today issued the following statement in connection with the resignation of Cyberonics Inc. top executives:

“We are pleased that our efforts to instill accountability, improve corporate governance and reestablish the Company’s credibility have finally begun to bear fruit. The resignation of Mr. Cummins was an important first step. However, in light of the circumstances surrounding Mr. Cummins’ apparent forced resignation—under the cloud of options spring loading, backdating and financial restatements—we find the Board’s decision to lavishly reward him, with what we estimate to be roughly $5 million in cash and stock, and the accelerated vesting of his options and restricted stock awards, to be inexplicable.”

MCA and the Committee added:

“We note that while the board has now set a record date for shareholders, there is still no firm commitment for a date for the annual meeting. We expect such a date to be forthcoming in a timely manner.

“MCA remains committed to pursuing the election of our nominees to the Cyberonics Board of Directors and seeing the implementation of meaningful corporate governance reform at the Company. We have previously sought to establish a dialogue with the Company and hope that the changes at Cyberonics announced today will facilitate that process. We remain eager to work with the Cyberonics Board and the new interim CEO to resolve our differences and participate on a reconstituted Board of Directors, one that will include MCA’s nominees, committed to maximizing value for all shareholders.”

In connection with the Company’s 2006 Annual Meeting of Stockholders, The Committee has filed a preliminary proxy statement with the SEC with respect to the election of directors. THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. THE PRELIMINARY PROXY STATEMENT IS, AND THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WILL BE, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, INVESTORS WILL BE ABLE TO OBTAIN FREE COPIES OF THE DEFINITIVE PROXY STATEMENT FROM THE COMMITTEE BY CONTACTING THE COMMITTEE FOR CONCERNED CYBERONICS, INC. SHAREHOLDERS, C/O BEDFORD FALLS INVESTORS, L.P., 660 MADISON AVENUE, 20TH FLOOR, NEW YORK, NY 10021.

COMMITTEE PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the following members of the Committee are anticipated to be, or may be deemed to be, participants in any such proxy solicitation by the Committee in connection with the Company’s 2006 Annual Meeting of Stockholders: Metropolitan SPV, L.P., a Delaware limited partnership (“SPV”); Metropolitan SPV GP, L.L.C., a Delaware limited liability company (“SPV GP”); Bedford Falls Investors, L.P., a Delaware limited partnership (“Bedford”); Metropolitan Capital Advisors, L.P., a Delaware limited partnership (“MetCap”); Metropolitan Capital Advisors, Inc., a New York corporation (“MetCap GP”); Metropolitan Capital Partners II, L.P., a New York limited partnership (“Partners II”); KJ Advisors, Inc., a New York corporation (“Partners II GP”); Metropolitan Capital Advisors International Limited, a British Virgin Islands international business company (“MetCap International”); Metropolitan Capital Partners III, L.P., a Delaware limited partnership (“Partners III”); Metropolitan Capital III, Inc., a Delaware corporation (“Partners III GP”); Metropolitan Capital Advisors Select Fund, L.P., a Delaware limited partnership (“Select”); Metropolitan Capital Select, L.L.C., a Delaware limited liability company (“Select GP”); Jeffrey E. Schwarz; Karen L. Finerman. In addition to Mr. Schwarz, the Chief Executive Officer of MetCap GP, Partners II GP and Partners III GP, Eric J. Nestler, the Lou and Ellen McGinley Distinguished Professor and Chairman of the Department of Psychiatry at the University of Texas Southwestern Medical Center in Dallas, Arthur L. Rosenthal, Chief Executive Officer and Chairman of Labcoat, Ltd., a pharmaceutical company, and Alfred J. Novak, Executive Director of OrbusNeich Medical Technology Company, Ltd., a privately held interventional cardiology company, are the Committee’s nominees for election to the Board of Directors. Certain of these persons and entities hold direct or indirect interests as follows: The Committee, Jeffrey E. Schwarz and Karen L. Finerman may be deemed to have beneficial ownership over 1,844,312 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which Shares include all the Shares owned by the entities listed below. SPV and SPV GP may be deemed to have beneficial ownership over 798,512 Shares. Bedford, MetCap and MetCap GP may be deemed to have beneficial ownership over 300,000 Shares. Partners II and Partners II GP may be deemed to have beneficial ownership over 484,600 Shares. Select and Select GP may be deemed to have beneficial ownership over 15,500 Shares. MetCap International, Partners III and Partners III GP may be deemed to have beneficial ownership over 245,700 Shares. Eric J. Nestler, Arthur L. Rosenthal and Alfred J. Novak do not have any direct or indirect interests, by security holdings or otherwise, required to be disclosed herein, except each such person’s interest in being nominated and elected as a director of the Company.

CONTACT: Press Inquiries – Michael Sitrick or Jeffrey Lloyd of SITRICK AND COMPANY, +1-212-573-6100; or Investor Inquiries—Edward McCarthy of D.F. King & Co., Inc., +1-212-493-6952, all for Metropolitan Capital Advisors, Inc.; or The Committee for Concerned Cyberonics, Inc. Shareholders, c/o Metropolitan Capital Advisors, Inc., +1-212-486-8100